Exhibit 99.1

Spok Announces Reduction in Size of Board of Directors

Aligns Board Size and Composition with New Strategic Business Plan and Structure

Reaches Support Agreement with Braeside Investments

ALEXANDRIA, VA. – March 21, 2022 – Spok Holdings, Inc. (NASDAQ: SPOK) (“Spok” or the “Company”), a global leader in healthcare communications, today announced that it has reduced the size of its Board of Directors (the “Board”) to six members to better align the Board’s size and composition with the Company’s recently announced business strategy.

As a result of the reduction in Board size, four incumbent directors will not stand for re-election at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”): Blair Butterfield, Stacia Hylton, Matthew Oristano and Chair Royce Yudkoff. Consistent with applicable law, all current directors will continue to serve their full terms, which expire at the Annual Meeting. Additionally, the Board intends to select Christine M. Cournoyer as its new independent Chair after the Annual Meeting.

The Board’s director nominees standing for election at the Annual Meeting will be Dr. Bobbie Byrne, Christine Cournoyer, Randy Hyun, Vincent Kelly, Brett Shockley and Todd Stein. If these six nominees are elected to the Board, the new average tenure of the independent directors will be less than three years.

Ms. Cournoyer, Chair of the Nominating and Governance Committee, said, “We would like to sincerely thank Blair, Stacia and Matthew for their important contributions on the Board. I would also like to especially extend our gratitude to Royce for his tireless service as Chair. The perspectives and experience these directors have contributed over the years has been extremely valuable. We wish these departing directors great success in their future endeavors.”

On February 17, 2022, Spok announced a new strategic business plan to maximize revenue and cash generation from its established lines of business (the Spok Care Connect Suite including Spok Mobile, and Wireless services), while prioritizing returning capital to shareholders. The Company’s previously announced review of strategic alternatives remains ongoing.

Ms. Cournoyer continued, “As Spok executes our strategic shift, we believe these changes to the Board will best reflect the appropriate needs of the Company, while allowing us to maintain our commitment to having a diversity of perspectives and backgrounds among our directors. We remain focused on maximizing value for all our shareholders.”

Additionally, in recognition and support of these changes, the Company has reached an agreement with significant shareholder Braeside Investments, LLC (“Braeside”) under which Braeside will support the election of the Board’s slate of director candidates at the Annual Meeting.

Todd Stein, Co-Investment Manager at Braeside, said “We are fully supportive of Spok’s strategic shift and look forward to the Company succeeding in this next phase. The changes to the Board being announced today will not only right-size the number of directors to the needs of the Company, but will also ensure that management has the right support to execute Spok’s business plan. I look forward to working with the rest of the Board and with management to deliver for Spok’s shareholders.”

About Spok

Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count and patients’ lives are at stake, Spok enables smarter, faster clinical communication.

Spok is a trademark of Spok Holdings, Inc. Spok Mobile and Spok Care Connect are trademarks of Spok, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act

Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, future dividend payments and the outcome of the Company’s strategic alternatives review, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks related to Spok’s new strategic business plan, including its ability to maximize revenue and cash generation from its established businesses and return capital to shareholders, risks related to the COVID-19 pandemic and its effect on our business and the economy, other economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment, declining demand for paging products and services, continued demand for our software products and services, our dependence on the U.S. healthcare industry, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third-party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, our ability to realize the benefits associated with our deferred tax assets, future impairments of our long-lived assets, amortizable intangible assets and goodwill, the effects of our limited-duration shareholder rights plan, and the outcome of Spok's strategic alternatives review, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Investor Contact:

Lisa Fortuna or Mike Cummings

+1 (312) 445-2866

spok@alpha-ir.com

Media Contact:

Longacre Square Partners

Dan Zacchei / Joe Germani

dzacchei@longacresquare.com / jgermani@longacresquare.com

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